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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): December 12, 2005

                   REINSURANCE GROUP OF AMERICA, INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)

           MISSOURI                    1-11848               43-1627032
(State or other jurisdiction of      (Commission            (IRS Employer
        incorporation)              File Number)       Identification Number)

           1370 TIMBERLAKE MANOR PARKWAY, CHESTERFIELD, MISSOURI 63017
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (636) 736-7000

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 12, 2005, Reinsurance Group of America, Incorporated ("RGA" or the "Company") entered into an accelerated share repurchase ("ASR") agreement with Morgan Stanley & Co. Incorporated ("MSCO"). Under the ASR agreement, the Company purchased 1,600,000 shares of its outstanding common stock at an initial price of $47.43 per share and an aggregate price of approximately $75,888,000 (in each case exclusive of commissions). The repurchase will be funded from proceeds of the Company's recently announced offering of junior subordinated debentures.

Under the ASR agreement, MSCO plans to purchase an equivalent number of shares of common stock in the open market from time to time until it has acquired that number. At the end of this period, the Company may receive, or may be required to remit, a purchase price adjustment based upon the volume weighted average price of its common shares during the period. The purchase price adjustment can be settled, at the election of the Company, in cash or in shares of its common stock.

MSCO may terminate the transaction (i) in the event of a default by the Company under the ASR agreement, (ii) in the event the Company declares a dividend that is not a regularly scheduled cash dividend or a quarterly cash dividend in excess of $0.09 per share of common stock, and (iii) in certain other circumstances. The Company may elect to terminate the transaction at its discretion. Upon an early termination, the Company would be required to compensate MSCO for losses it incurred in connection with the ASR transaction. Any shares that RGA issues in the future in connection with an early termination of the transaction or to compensate MSCO for any additional amounts due under the ASR agreement would increase the number of shares outstanding at the time of issuance.

The Company will have 1,600,000 fewer shares outstanding (approximately 2.6%) immediately following initial settlement on December 15, 2005 purchase. The common shares repurchased will be placed into treasury to be used for general corporate purposes. The repurchase of shares pursuant to the ASR agreement is in addition to the Company's previously announced stock repurchase authorization.

The foregoing description of the ASR agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

MSCO and certain of its affiliates have engaged, and may in the future engage, in financial advisory, investment banking and other services for the Company and its affiliates, including serving as an underwriter in the recent offering of junior subordinated debentures.

ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth above in Item 1.01 regarding the Company's undertaking of an accelerated share repurchase is hereby incorporated into Item 2.03 by reference.




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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

         (d)      Exhibits

                  See exhibit index.







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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: December 13, 2005         By: /s/ Jack B. Lay
                                    --------------------------------------------
                                    Jack B. Lay
                                    Executive Vice President and Chief
                                    Financial Officer








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                                  EXHIBIT INDEX

         Exhibit No.                Exhibit
         -----------                -------

             10.1*                  Accelerated Share Repurchase Agreement, dated December 12,
                                    2005, between Reinsurance Group of America, Incorporated and
                                    Morgan Stanley & Co. Incorporated

*Certain terms of this agreement have been omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.